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                                   EXHIBIT 3.5

                          CERTIFICATE OF AMENDMENT OF
                CERTIFICATE OF INCORPORATION CHANGING CORPORATE
                          NAME TO UNIVERSAL TURF, INC.

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                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

HY-POLL TECHNOLOGY, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of HY-POLL TECHNOLOGY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

THE NAME OF THE CORPORATION IS UNIVERSAL TURF, INC.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which [ILLEGIBLE] the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: The said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09.01 ON 09/22/1996
                                                            950217704-736113